UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2018 (May 9, 2018)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement.

The Purchase Agreement
On May 9, 2018, EZCORP, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC (the “Initial Purchaser”), relating to the sale by the Company of $150,000,000 aggregate principal amount of its 2.375% convertible senior notes due 2025 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Notes Offering”). In addition, the Company granted the Initial Purchaser an option to purchase up to an additional $22,500,000 aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchaser exercised its option on May 10, 2018.
The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities.
The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
The Notes and the Indenture
On May 14, 2018, the Company issued $172,500,000 of the Notes pursuant to an indenture, dated as of May 14, 2018 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.
The Notes bear interest at a rate of 2.375% per year until maturity. Interest is payable in cash on May 1 and November 1 of each year, beginning on November 1, 2018. The Notes will mature on May 1, 2025, unless converted, redeemed or repurchased in accordance with their terms prior to such date. The initial conversion rate is 62.8931 shares of the Company’s Class A Non-Voting Common Stock (“Class A common stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $15.90 per share of Class A common stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture.
Prior to the close of business on the business day immediately preceding November 1, 2024, holders may convert their Notes only under the following circumstances:

•
During any fiscal quarter commencing after the fiscal quarter ending on June 30, 2018 (and only during such fiscal quarter), if the last reported sale price of the Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•
During the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s Class A common stock and the conversion rate on such trading day;

•	If the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or

•	Upon the occurrence of specified corporate events described in the Indenture.
On or after November 1, 2024 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time regardless of the foregoing circumstances.
Upon conversion of a Note, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election. If the Company satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of the Company’s Class A common stock, the amount of cash and number of shares of the Company’s Class A common stock, if any, due upon conversion will be based on a daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in a 40-day trading day observation period. The Company’s payment or delivery, as the case may be, to the holder of a Note of the amount of cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock into which such Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the conversion date.

If holders elect to convert the Notes in connection with certain fundamental change transactions described in the Indenture, the Company will, under certain circumstances described in the Indenture, increase the conversion rate for the Notes so surrendered for conversion.
The Company may not redeem the Notes prior to May 1, 2022. The Company may redeem for cash all or any portion of the Notes, at its option, on or after May 1, 2022, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during the 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If the Company undergoes a fundamental change at any time, holders will have the right, at their option, to require the Company to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding the fundamental change repurchase date, subject to the terms of the Indenture.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information under Item 1.01 above is incorporated herein by reference.
Item 3.02 — Unregistered Sales of Equity Securities.
The information under Item 1.01 above is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated May 14, 2018, between EZCORP, Inc., and Wells Fargo Bank, National Association, as trustee.
10.1	Purchase Agreement, dated May 9, 2018, between EZCORP, Inc. and Morgan Stanley & Co. LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	May 15, 2018	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary